SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): October 17, 2000



                       SOUTHERN CALIFORNIA EDISON COMPANY
             (Exact name of registrant as specified in its charter)



            CALIFORNIA                    001-2313              95-1240335
(State of principal jurisdiction of   (Commission file       (I.R.S. employer
  incorporation of organization)           number)          identification no.)



                            2244 Walnut Grove Avenue
                                 (P.O. Box 800)
                           Rosemead, California 91770
          (Address of principal executive offices, including zip code)

                                  626-302-1212
              (Registrant's telephone number, including area code)


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Items 1 through 4, 6, 8 and 9 are not included because they are inapplicable.

Item 5.  Other Events

As previously disclosed in the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and Current Report on Form 8-K dated September 25, 2000, Southern California Edison Company (SCE), the electric utility subsidiary of Edison International, is experiencing adverse impacts from unusually high prices for energy and ancillary services procured through the California Power Exchange and the California Independent System Operator. Because of the high prices, SCE has received insufficient revenues from customers through currently frozen rates to cover all costs of providing service during each month since May 2000. The amount by which the revenues are insufficient to cover costs is recorded as a negative balance, or undercollection, in a regulatory asset account called the transition revenue account (TRA). The amount of undercollections recorded by SCE in its TRA was $2.358 billion as of September 30, 2000. Current published prices for future deliveries of wholesale electricity suggest that wholesale prices and other costs of providing service to customers will continue to exceed SCE's authorized rates for the foreseeable future, resulting in continued increases in the undercollected TRA balance.

Past decisions of the California Public Utilities Commission (CPUC), as discussed below, allow SCE to recover TRA undercollections only from any future positive revenues attributable to the account through the end of the current statutory rate freeze period. Under California's electric industry restructuring statute (known as "AB 1890"), the statutory rate freeze period ends for SCE as of the earlier of March 31, 2002, or the date when SCE has recovered all of its generation-related assets and obligations (commonly referred to as "stranded costs"). A regulatory balancing account called the transition cost balancing account (TCBA) has been created to record these costs. Based on current projections of future wholesale energy prices, SCE anticipates that it will be unable to recover its TRA undercollections before the end of the statutory rate freeze. Therefore, if the CPUC does not modify its past decisions and SCE is unable to obtain other regulatory or judicial relief, SCE likely will not be able to recover its TRA undercollections.

In October 1999, the CPUC adopted an order that interpreted and applied AB 1890 to prohibit SCE and other California electric utility companies from either recovering TRA undercollections after the end of the statutory rate freeze or offsetting those undercollections with overcollections of stranded costs in the TCBA. Pacific Gas and Electric Company (PG&E) requested a rehearing of that order, which the CPUC denied in March 2000. PG&E then sought judicial review of those CPUC decisions, but on September 6, 2000, the California Court of Appeal denied PG&E's petition. On September 18, 2000, PG&E filed a petition with the California Supreme Court for review of the decision of the Court of Appeal. SCE has filed an amicus curiae brief in support of PG&E's petition. The CPUC filed an answer to PG&E's petition for review on October 10, 2000, in which counsel for the CPUC argued, among other things, that the petition


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should  be denied on  procedural  grounds  and  because  "the  Commission's interpretation of AB 1890 on the issue of carrying over costs is the only possible interpretation of the statute."

On October 4, 2000, SCE filed with the CPUC an emergency petition for expedited modification of the CPUC's October 1999 and March 2000 decisions. In the emergency petition, SCE argued that (1) modification of the prior decisions is justified by significant new facts, a material change in conditions, and a basic misconception of law by the CPUC; (2) the prior decisions violate federal law by preventing SCE from recovering costs incurred pursuant to tariffs and rate schedules filed with the Federal Energy Regulatory Commission (FERC); and (3) the prior decisions seriously misinterpreted AB 1890. Accordingly, SCE's emergency petition requested that the CPUC modify its prior decisions to allow electric utility companies to carry over costs, excluding stranded costs, incurred during the statutory rate freeze period to the post-rate freeze period, and to recover those costs over a reasonable period of time. The emergency petition also asked for expedited consideration with a decision at the CPUC's meeting on October 19, 2000. SCE filed with the CPUC on October 5, 2000 an ex parte request for immediate suspension of the effectiveness of portions of the October 1999 and March 2000 CPUC decisions. The assigned CPUC administrative law judge issued rulings requesting SCE to provide specified financial information by October 17, 2000, giving other parties until October 30, 2000 to file comments on the requested information and file responses to SCE's emergency petition, and giving parties until October 20, 2000 to respond to SCE's ex parte suspension request. On October 12, 2000, SCE again requested that the CPUC address SCE's ex parte suspension request at the CPUC's October 19 meeting. PG&E has filed an emergency petition and a suspension request which parallel those filed by SCE, and to which the same procedural schedule applies.

On October 17, 2000, the assigned commissioner and the administrative law judge in the CPUC proceedings described above issued a joint ruling (1) stating that they will consider the accounting mechanisms developed by the CPUC, including the TRA and TCBA, (2) scheduling a prehearing conference on October 27, 2000, and (3) directing SCE and PG&E to file statements by October 25 that propose initial steps in modifying the accounting provisions to provide interim relief, and a schedule that permits a decision on this matter by the end of the year. In the joint ruling, the assigned commissioner and the administrative law judge took "official notice" of the wholesale market prices for electric power, which "reflect the fact that the wholesale market is not workably competitive," and said: "We also note that these wholesale prices are being paid by the utilities, and--but for the rate freeze--would be reflected in retail bills for customers of Edison and PG&E . . . . Accelerating the end of the rate freeze under these conditions would expose ratepayers to price volatility and rate increases. We also recognize that preserving the shelter of the rate freeze for ratepayers may impose costs on the utilities that may be appropriate for recovery over time." They also stated that at the prehearing conference on October 27 they "will develop a schedule for submitting testimony related to potential changes to the TCBA, the TRA, and the interaction of these accounting mechanisms, including, for example, such methods as applying generation revenues to offset operating losses, or transferring the TRA undercollection to the TCBA. We believe creative, equitable solutions can be developed." In a statement accompanying the joint ruling, the President of the CPUC noted claims that recent


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power purchase liabilities have undermined the financial integrity of
California's utilities, and stated that the magnitude of the claims imposes a responsibility on regulators to evaluate the utilities' financial circumstances on behalf of utility customers and the state. The CPUC President said that the CPUC "will review the books, records and financial circumstances of the utilities to determine what additional action is required to protect California's consumers and to mitigate the effects of power purchase costs on California's utilities." The CPUC President also stated that "it is crucial to explore equitable solutions to this problem, including how the Commission should revise the accounting procedures and cost recovery mechanisms related to the Transition Cost Balancing Account and the Transition Revenue Account. These approaches might include, for example, whether the generating revenues that have been earned should be used to net out operating losses." At the CPUC's meeting on October 19, 2000, two more members of the five-person CPUC voiced support for the joint ruling. The full text of the joint ruling and the CPUC President's statement are attached to this report as Exhibits 99.1 and 99.2.

On October 17, 2000, The Utility Reform Network (TURN), a customer advocacy group, petitioned the CPUC to modify, apparently retroactively, a 1998 CPUC decision in such a way as to require all TRA undercollections and overcollections to be transferred to the TCBA on a monthly basis. SCE believes that TURN's requested modifications likely would preclude SCE from recovering a substantial portion of its stranded costs and ongoing power procurement costs. SCE will oppose TURN's petition.

SCE cannot predict what actions the CPUC will finally take in the proceedings described above or their financial impact on SCE.

SCE is continuing to work with the CPUC, the FERC, the California Electricity Oversight Board, the California Power Exchange, and the California Independent System Operator to fix the market problems that have resulted in the recent high prices for wholesale energy and ancillary services. On October 16, 2000, SCE, PG&E and TURN filed a joint petition for the FERC to (1) immediately find the California wholesale electricity market to be not workably competitive and the resulting prices to be unjust and unreasonable; (2) immediately impose a cap on the price for energy and ancillary services; and (3) institute further expedited proceedings regarding the market failure, mitigation of market power, structural solutions, and responsibility for refunds. Equitable solutions to the current market problems are essential to the long-term financial stability of SCE.


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As of September 30, 2000, the book value of the stranded assets to be recovered by the end of the rate freeze, less estimated credits from the market valuation or pending sale of remaining generation assets, and the book value of the TRA are as follows:

 In millions
-------------------------------------------------------------------------------

 Unamortized nuclear investment - net                               $   783
 Unamortized loss on sale of plant                                       76
 Transition-related balancing accounts:
     Transition cost balancing account (TCBA)                          (159)
     Generation asset balancing account (GABA)                          510
     Coal and hydro balancing accounts                                 (807)
 Flow-through taxes                                                     132
 Other regulatory assets                                                 35
-------------------------------------------------------------------------------

 Subtotal                                                               570
 Book value of remaining generation plant                               363
-------------------------------------------------------------------------------

 Total stranded assets                                                  933
     Less projected credits:
     Excess of market value over book for hydro assets                 (500)
     Market value of generating plants based on
     pending sale prices                                             (1,083)
-------------------------------------------------------------------------------

 Net amount of stranded assets (overcollection)                     $  (650)
-------------------------------------------------------------------------------

 Transition revenue account (TRA) undercollection                   $  2,358

The amounts in the above table are based on SCE's application of the ratemaking procedures previously approved by the CPUC for recording amounts in the TRA, the TCBA and related accounts, but the balances reflected here have not been approved by the CPUC. As discussed above, the CPUC may change the applicable ratemaking and accounting procedures, and could propose to make changes retroactively.

There are many factors that affect SCE's ability to recover its stranded costs and its TRA undercollections. Based on the valuations of generating assets that have been filed with the CPUC, SCE believes it is probable that the company will be able to recover its stranded costs that are recorded in the TCBA. SCE also believes it is probable that the company will be able to recover its costs that are recorded as undercollections in the TRA. Recovery by SCE of its TRA undercollections, however, depends on favorable regulatory actions as described above, as well as other factors such as weather conditions, market prices of gas and electricity, levels of sales, and economic conditions, about which there can be no certainty. Under Statement of Financial Accounting Standards (FAS) No. 71, "Accounting for the Effects of Certain Types of Regulation," the TRA undercollections can be recorded as a regulatory asset on the balance sheet rather than being charged to earnings if it is probable that these undercollections will be recoverable through the ratemaking process. At any time that all or a portion of the existing TRA undercollections are not deemed to be probable of recovery, the undercollections or a portion thereof must be charged against earnings. Thereafter, any further undercollections not probable of recovery also would be charged to earnings, and any overcollections would be recorded as earnings. Substantial earnings charges at SCE could adversely affect SCE's ability


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to declare and pay dividends. SCE is reviewing on an ongoing basis the facts and circumstances relating to the TRA undercollections in light of FAS No. 71.

SCE's liquidity is being affected materially and adversely by the significant extent to which costs have exceeded revenues in recent months and are continuing to exceed current revenues, as well as by uncertainties about SCE's ability to recover these past and future undercollections. On October 10, 2000, the CPUC approved SCE's application to increase its authorized level of borrowing to finance regulatory balancing accounts from $700 million to $2 billion. The increase may be used only to finance the purchase of wholesale electric power for delivery to retail customers, which is the source of most of the TRA undercollections. SCE needs to arrange additional bank credit facilities to finance current and expected balancing account undercollections and other operating requirements. SCE has received commitments from a lender to provide interim financing. Additionally, SCE has received commitments from a lender to arrange permanent financing. The commitments are subject to documentation and other conditions, however, and there can be no assurance that the permanent financing actually will be obtained. The ability of SCE to meet its obligations as they come due will depend in significant part upon the willingness of regulatory bodies to allow SCE to recover in rates the costs discussed above.

On October 20, 2000, Edison International reported third quarter 2000 earnings for itself, SCE and other subsidiaries. A copy of Edison International's press release is attached as Exhibit 99.3.

In the preceding discussion and elsewhere in this report, the words "expects," "believes," "anticipates," "projections," "probable," and other similar expressions are intended to identify forward-looking information that involves risks and uncertainties. Actual results or outcomes could differ materially as a result of such important factors as further actions by state and federal regulatory bodies setting rates, adopting or modifying cost recovery, accounting or rate setting mechanisms, and implementing the restructuring of the electric utility industry including the sale or retention and ongoing operation of remaining generation assets; the effects, unfavorable interpretations and implementations of new or existing laws and regulations relating to restructuring, taxes and other matters; the effects of increased competition in the electric utility business and other energy-related businesses, including direct customer access to retail energy suppliers and the unbundling of revenue cycle services such as metering and billing; changes in prices of electricity and fuel costs; changes in financial market conditions; the amount of revenue available to recover both transition and non-transition costs; the ability to sell or retain electric generation assets; the ultimate selling price of those plants that are sold; new or increased environmental liabilities; the ability to create and expand new businesses such as telecommunications; weather conditions; and other unforeseen events, some of which are discussed above.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits

     99.1 Joint Assigned Commissioner's and Administrative Law Judge's Ruling Regarding Potential Review and Modification of Certain Accounting Procedures and Scheduling a Prehearing Conference.

     99.2 Statement of California Public Utilities Commission President Loretta Lynch

     99.3 Press Release of Edison International


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    SOUTHERN CALIFORNIA EDISON COMPANY
                                                (Registrant)



                                             KENNETH S. STEWART
                              -------------------------------------------------
                                             KENNETH S. STEWART
                              Assistant General Counsel and Assistant Secretary


October 20, 2000